UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2014
EL PASO PIPELINE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33825 (Commission File Number)	26-0789784 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Contribution Agreement

On April 28, 2014, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into a contribution agreement (the “Contribution Agreement”) with Kinder Morgan, Inc. (“KMI”) and its subsidiaries, El Paso Holdco LLC, EL Paso CNG Company, L.L.C. and El Paso Ruby Holding Company, L.L.C. (collectively, the “Contributors”). Pursuant to the terms of the Contribution Agreement, the Partnership agreed to acquire from the Contributors (i) a 50% equity interest in Ruby Pipeline Holding Company, L.L.C. (“Ruby”), which indirectly owns a 680-mile pipeline system that transports natural gas from the Rocky Mountain basins to consumers in California, Nevada and the Pacific Northwest, (ii) an indirect 50% equity interest in Gulf LNG Holding Group, L.L.C. (“Gulf LNG”), which indirectly owns the Gulf LNG terminal located in Pascagoula, Mississippi, which has 6.6 billion cubic feet (Bcf) of storage capacity and 1.5 Bcf per day of peak vaporization send-out capacity, and is developing the proposed Gulf LNG Liquefaction Project, which, if completed, would add liquefaction and export capabilities at the existing terminal, and (iii) an indirect 47.5% equity interest in Young Gas Storage, Ltd., which owns a natural gas storage facility in Morgan County, Colorado with a working natural gas storage capacity of approximately 6 Bcf, in a transaction valued at approximately $2.0 billion (the “Drop-Down Transaction”). The consideration for the Drop-Down Transaction includes the payment to the Contributors of cash of approximately $874.8 million and the issuance to KMI or its designee of common units representing limited partner interests in the Partnership having an aggregate value of $97.2 million, which aggregate consideration is subject to customary post-closing adjustments. The transaction value reflected above includes approximately $1.012 billion of debt, representing 50% of the total debt of Ruby and Gulf LNG.

The closing of the Drop-Down Transaction is subject to standard closing conditions, including a financing condition. The Partnership intends to fund the cash component of the consideration with public or private issuances of equity or debt securities and/or borrowings under the Partnership’s revolving credit facility. The Partnership expects the Drop-Down Transaction to close in May 2014 and to be effective as of the close of business on April 30, 2014.

Pursuant to the Contribution Agreement, the Partnership has agreed to indemnify KMI and the Contributors and their respective affiliates (other than the Partnership and its public limited partners and its subsidiaries), directors, officers, employees, agents, representatives and insurers (collectively, the “Contributor Parties”) against certain losses resulting from any breach of a representation, warranty, agreement or covenant of the Partnership and for certain other matters. KMI and the Contributors have agreed to indemnify the Partnership and its respective affiliates (other than any of the Contributor Parties), directors, officers, employees, agents, representatives and insurers against certain losses resulting from any breach of a representation, warranty, agreement or covenant of KMI or the Contributors. Certain of the parties’ indemnification obligations, considered collectively, are subject to a deductible of approximately $9.72 million and are subject to a ceiling amount of approximately $145.8 million; however, the parties’ indemnification obligations for certain tax liabilities and losses are not subject to such deductible or such ceiling amount.

The Contribution Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and this description of the Agreement is qualified in its entirety by reference to such exhibit.

The terms of the Drop-Down Transaction were unanimously approved on behalf of the Partnership by the conflicts committee and the board of directors of El Paso Pipeline GP Company, L.L.C., the general partner of the Partnership (the “General Partner”). The conflicts committee, which is comprised of the independent members of the board of directors of the General Partner, retained independent legal and financial advisors to assist in evaluating and negotiating the Drop-Down Transaction. In approving the Drop-Down Transaction, the conflicts committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership is fair to the unaffiliated common unitholders of the Partnership from a financial point of view.

Relationships

KMI and its consolidated subsidiaries currently own, through KMI’s general and limited partner interests in us, an approximate 42% interest in us, based on the number of limited partner units outstanding as of April 25, 2014. In addition to the distributions it receives from its limited and general partner interests, KMI also receives an incentive distribution from the Partnership as a result of its ownership of the General Partner.

The Partnership is party to an omnibus agreement with an affiliate of KMI that governs the Partnership’s relationship with KMI and its affiliates regarding (i) reimbursement of certain operating and general and administrative expenses; (ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; and (iii) reimbursement for certain expenditures. In addition, the Partnership and its subsidiaries currently have and may have in the future other routine agreements with KMI or one of its subsidiaries that arise in the ordinary course of business, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other pipelines or other facilities owned or operated by KMI or its subsidiaries.

Item 7.01 Regulation FD Disclosure.

On April 28, 2014, the Partnership issued a press release relating to the Drop-Down Transaction, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

2.1*    Contribution Agreement, dated as of April 28, 2014, by and among Kinder Morgan, Inc, El Paso Holdco LLC, El Paso CNG Company, L.L.C., El Paso Ruby Holding Company, L.L.C., El Paso Pipeline Partners, L.P., El Paso Pipeline Partners Operating Company, L.L.C. and El Paso Pipeline GP Company, L.L.C.

99.1     Press Release of El Paso Pipeline Partners, LP issued April 28, 2014.
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* The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C.,
its general partner

Dated: April 28, 2014	By:	/s/ David P. Michels
David P. Michels Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*
Contribution Agreement, dated as of April 28, 2014, by and among Kinder Morgan, Inc, El Paso Holdco LLC, El Paso CNG Company, L.L.C., El Paso Ruby Holding Company, L.L.C., El Paso Pipeline Partners, L.P., El Paso Pipeline Partners Operating Company, L.L.C. and El Paso Pipeline GP Company, L.L.C.

99.1	Press Release of El Paso Pipeline Partners, LP issued April 28, 2014.
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* The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.